Eagle Broadband, Inc., and Subsidiaries
                 Notes to the Consolidated Financial Statements
                                 August 31, 2004

Exhibit 23.1

        Consent of McManus & Company, PC
        Independent Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117309 and 333-117690) and on Form S-3 (Nos. 333-109481, 333-106074, 333-97913, 333-118117 and 333-111160) of Eagle
Broadband, Inc., of our report dated December 13, 2002, relating to the financial statements, which appear in this Annual Report on Form 10-K.

/s/ McManus & Company, PC
-------------------------
McManus & Company, PC
Rockaway, New Jersey
November 30, 2004



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